Exhibit 32
                           CERTIFICATIONS PURSUANT TO
                           --------------------------
                             18 U.S.C. SECTION 1350
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In connection with the Annual Report of Unitronix Corporation (the
"registrant") on Form 10-K for the year ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, Dale
M. Hendrick and William C. Wimer, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C.
section 1350, that to our knowledge:

(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report presents, in all material respects, the financial condition and results of operations of the registrant.

Date: September 28, 2004


/s/Dale M. Hendrick
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Dale M. Hendrick
Chief Executive Officer


/s/William C. Wimer
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William C. Wimer
Chief Financial Officer